                                                            EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement (File Nos. 33-37615 and 811-6174) (the "Registration Statement") of MFS(R) Institutional Trust (the "Trust"), of my opinion dated October 11, 2000, appearing in Post-Effective Amendment No. 19 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on October 13, 2000.


                                         JAMES R. BORDEWICK, JR.
                                         --------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Secretary and Assistant Clerk

Boston, Massachusetts
October 23, 2003